                                                                    Exhibit 10.1


                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT, dated as of August 8, 2000 (this "Agreement"), among eGain Communication Corporation, a Delaware corporation (the "Company"), and the Persons named on Schedule 2.1 (such Persons, collectively, the "Purchasers").

     WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell (i) an aggregate of 35.11 shares, par value $.001 per share, of Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), (ii) an aggregate of 849.89 shares, par value $.001 per share, of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock", and, collectively with the Series A Preferred Stock, the "Preferred Stock") and (iii) warrants (collectively, the "Warrants") to purchase, subject to the terms and conditions thereof, an aggregate of 3,826,322 shares (subject to adjustment) of Common Stock at an exercise price of $9.2517 per share (subject to adjustment), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit A; and
                                                    ---------

     WHEREAS, each share of Series A Preferred Stock is convertible (subject to adjustment) into shares of common stock, par value $.001 per share, of the Company (the "Common Stock"); and

     WHEREAS, each share of Series B Preferred Stock is convertible, subject to certain terms and conditions, to Series A Preferred Stock or Series C Cumulative Redeemable Preferred Stock, par value $.001 per share ("Series C Preferred Stock").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Definitions  . As used in this Agreement, and unless the context
          -----------
requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule
      ---------
12b-2 of the General Rules and Regulations under the Exchange Act.

     "Agreement" means this Agreement, as the same may be amended, supplemented
      ---------
or modified in accordance with the terms hereof.

     "Approvals" has the meaning set forth in Section 7.2 of this Agreement.
      ---------

     "Assets" has the meaning set forth in Section 3.18 of this Agreement.
      ------

     "Board of Directors" means the Board of Directors of the Company.
      ------------------

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "By-laws" means the by-laws of the Company in effect on the Payment  Date,
      -------
as the same may be amended from time to time.

     "Certificates of Designations" means, collectively, the Series A
      ----------------------------
Certificate of Designations, Series B Certificate of Designations and Series C Certificate of Designations.

     "Certificate of Incorporation" means the Amended and Restated Certificate
      ----------------------------
of Incorporation of the Company.

     "Claims" has the meaning set forth in Section 3.5 of this Agreement.
      ------

     "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute thereto.

     "Commission" means the United States Securities and Exchange Commission or
      ----------
any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" has the meaning set forth in the recitals to this Agreement.
      ------------

     "Company" has the meaning set forth in the preamble to this Agreement.
      -------

     "Company Privacy Policy" means the privacy policy posted on the Company
      ----------------------
Website.

     "Company Website" means the Internet website located at the URL address
      ---------------
www.egain.com and all other Internet websites owned and/or controlled by the Company.

     "Condition of the Company" means the assets, business, prospects, results
      ------------------------
of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     "Contingent Obligation" means, as applied to any Person, any direct or
      ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"),
                ------------------                           ---------------
whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

     "Contractual Obligations" means, as to any Person, any provision of any
      -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Copyrights" means any foreign or United States copyright registrations and
      ----------
applications for registration thereof, and any non-registered copyrights.

     "Customer Information" means any and all of the customer information the
     ---------------------
Company receives through the Company Website or otherwise.


     "Environmental Laws" means federal, state, local and foreign laws,
     -------------------
principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations of the Commission thereunder.

     "Financial Statements" has the meaning set forth in Section 3.10 of this
      --------------------
Agreement.

     "GAAP" means United States generally accepted accounting principles in
      ----
effect from time to time.

     "Governmental Authority" means the government of any nation, state, city,
      ----------------------
locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "including" means including but not limited to the items following such
      ---------
term, unless the context clearly requires otherwise.

     "Indebtedness" means, as to any Person, (a) all obligations of such Person
      ------------
for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

     "Indemnified Party" has the meaning set forth in Section 7.1 of this
      -----------------
Agreement.

     "Indemnifying Party" has the meaning set forth in Section 7.1 of this
      ------------------
Agreement.

     "Intellectual Property" has the meaning set forth in Section 3.20 of this
      ---------------------
Agreement.

     "Internet Assets" means any Internet domain names and other computer user
      ---------------
identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

     "Liabilities" has the meaning set forth in Section 3.19 of this Agreement.
      -----------

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

     "Losses" has the meaning set forth in Section 7.1 of this Agreement.
      ------

     "Market Price" on any date shall mean the closing bid prices per share of
      ------------
the Common Stock on NASDAQ or, if not then listed or traded on NASDAQ, such other exchange, market or system that the Common Stock is then listed or traded on. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NASDAQ or a similar service, the Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company and shall be the value which is agreed upon by at least 66 2/3% of the members thereof, or if such percentage of the members of the Board of Directors are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the Oak Hill Entities and the Company.

     "NASDAQ" shall mean the National Association of Securities Dealers, Inc.
      ------
Automated Quotation System.

     "Oak Hill Entities" means Oak Hill Capital Partners, L.P., FW Investors V,
      -----------------
L.P., Oak Hill Venture Fund I, L.P. and Oak Hill Capital Management Partners,
L.P.

     "Orders" has the meaning set forth in Section 3.2 of this Agreement.
      ------

     "Patents" means any foreign or United States patents and patent
      -------
applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

     "Permits" has the meaning set forth in Section 3.6 of this Agreement.
      -------

     "Person" means any individual, firm, corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Plans" has the meaning set forth in Section 3.17 of this Agreement.
      -----

     "Preferred Stock" has the meaning set forth in the recitals to this
      ---------------
Agreement.

     "Purchased Shares" has the meaning set forth in Section 2.1 of this
      ----------------
Agreement.

     "Purchasers" has the meaning set forth in the preamble to this Agreement.
      ----------

     "Registration Rights Agreement" means the Registration Rights Agreement
      -----------------------------
substantially in the form attached hereto as Exhibit C.
                                             ---------

     "Requirements of Law" means, as to any Person, any law, statute, treaty,
      -------------------
rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "SEC Reports" with respect to any Person means all forms, reports,
      -----------
statements and other documents (including exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority since the date of such Person's initial public offering.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Commission thereunder.

     "Series A Certificate of Designations" means the Certificate of
      ------------------------------------
Designations with respect to the Series A Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Payment Date substantially in the form attached hereto as Exhibit B-1.
-----------

     "Series B Certificate of Designations" means the Certificate of
      ------------------------------------
Designations with respect to the Series B Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Payment Date substantially in the form attached hereto as Exhibit B-2.
-----------

     "Series C Certificate of Designations" means the Certificate of
      ------------------------------------
Designations with respect to the Series C Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Payment Date substantially in the form attached hereto as Exhibit B-3.
-----------

     "Software" means any computer software programs, source code, object code,
      --------
data and documentation, including any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

     "Stock Equivalents" means any security or obligation which is by its terms
      -----------------
convertible into or exchangeable for shares of common stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock or securities.

     "Stock Option Plan" means the 1998 Stock Plan and the 2000 Non-Management
      -----------------
Stock Option Plan, collectively, of the Company pursuant to which up to 9,100,000 shares of restricted stock and options to purchase shares of Common Stock are reserved for grant to officers, directors, employees and consultants of the Company.

     "Subsidiaries" means, as of the relevant date of determination, with
      ------------
respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer
                 ----------         ------------
to a Subsidiary or Subsidiaries of the Company.

     "Taxes" has the meaning set forth in Section 3.11 of this Agreement.
      -----

     "Trade Secrets" means any trade secrets, research records, processes,
      -------------
procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

     "Trademarks" means any foreign or United States trademarks, service marks,
      ----------
trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

     "Transaction Documents" means, collectively, this Agreement and the
      ---------------------
Registration Rights Agreement.

     "Warrant Shares" has the meaning set forth in Section 2.1 of this
      --------------
Agreement.

     "Warrants" has the meaning set forth in the recitals to this Agreement.
      --------

                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK
                      ------------------------------------

     2.1  Purchase and Sale of Preferred Stock.  Subject to the terms and
          ------------------------------------
conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the number of shares of Series A Preferred Stock, Series B Preferred Stock and the Warrants to purchase the aggregate number of shares of Common Stock (subject to adjustment) set forth opposite such Purchaser's name on Schedule 2.1, for the
                                                        ------------
purchase price set forth opposite such Purchaser's name on Schedule 2.1 (all of
                                                           ------------
the shares of Preferred Stock being purchased pursuant hereto being collectively referred to herein as the "Purchased Shares" and all of the shares of Common Stock issuable upon the exercise of the Warrants being purchased pursuant hereto being referred to herein as the "Warrant Shares").

     2.2  Certificate of Designations.  The Series A Preferred Stock shall
          ---------------------------
have the preferences and rights set forth in the Series A Certificate of Designations. The Series B Preferred Stock shall have the preferences and rights set forth in the Series B Certificate of Designations. The Series C Preferred Stock shall have the preferences and rights set forth in the Series C Certificate of Designations.

     2.3  Closing Date.  The Purchaser shall pay for, and the Company shall
          ------------
deliver, the Purchased Shares and Warrant Shares on August 22, 2000, or at such other time that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each of the Purchasers (a) certificates in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares and (b) its Warrant, against delivery by the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     Except as disclosed in a letter delivered by the Company to each Purchaser immediately prior to the execution of this Agreement and signed by a duly authorized officer of the Company ("Disclosure Letter"), the Company represents and warrants to each of the Purchasers as follows:

     3.1  Corporate Existence and Power.  The Company and each of its
          -----------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority to own, lease, license and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

     3.2  Authorization; No Contravention.  The execution, delivery and
          -------------------------------
performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any material (whether individually or in the aggregate) Lien under, any Contractual Obligation of the Company or any material (whether individually or in the aggregate) Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company.

     3.3  Governmental Authorization; Third Party Consents. Except as set
          ------------------------------------------------
forth in Schedule 3.3, no approval, consent, compliance, exemption,
         ------------
authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

     3.4  Binding Effect.  This Agreement has been, and as of the Closing Date
          --------------
each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

     3.5  Litigation.  Except as set forth in SEC Reports filed on or before
          ----------
July 31, 2000 or on Schedule 3.5, there are no material actions, suits,
                    ------------
proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries nor is the Company aware that there is any basis for any of the foregoing. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

     3.6  Compliance with Laws.  Except as set forth in SEC Reports filed on
          --------------------
or before July 31, 2000:

          (a) The Company and each of its Subsidiaries is in compliance with all material Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or its Subsidiaries, as applicable, in all respects. There is no existing or, to the Company's knowledge, proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company from, or otherwise materially adversely effect the Condition of the Company in.

          (b) (i) The Company and each of its Subsidiaries has all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of their respective businesses as presently conducted; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

          (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

     3.7  Capitalization.
          --------------

          (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of August 4, 2000 36,097,082 are issued and outstanding, (ii) 890 shares of Series A Preferred Stock, none of which shares are issued and outstanding, (iii) 850 shares of Series B Preferred Stock, none of which are issued and outstanding, (iv) 1,526,000 shares of Series C Preferred Stock, none of which are issued and outstanding, and (v) 3,472,260 shares of undesignated "blank check" preferred stock. As of August 4, 2000, the aggregate number of shares of stock and options to purchase shares of Common Stock which may be issued under the Stock Option Plan is 9,100,000, of which 8,851,723 have been granted. Except as set forth on Schedule 3.7(a) and except for the securities to be issued under this
         ---------------
Agreement, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company. The Purchased Shares and the Warrants are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of applicable federal and state securities laws or pursuant to valid exemptions therefrom and will be free and clear of all other Liens. The shares of Preferred Stock and the Warrants when issued in compliance with the provisions of the applicable Certificate of Designations and the Warrants, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens. All of the issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of applicable federal and state securities laws.

          (b) Schedule 3.7(b) sets forth, as of the Closing Date, a true and
              ---------------
complete list of each of the Subsidiaries of the Company. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of applicable federal and state securities laws. Except as set forth on Schedule 3.7(b), there are no options,
                                        ---------------
warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.


     3.8   No Default or Breach; Contractual Obligations.  The Company does not
           ---------------------------------------------
have any material contract, agreement, lease, commitment, indebtedness for borrowed money, or other liabilities or proposed transactions, written or oral, absolute or contingent, other than (a) contracts disclosed in SEC Reports filed on or before July 31, 2000, (b) contracts entered into in the ordinary course of business or (c) contracts that were fully disclosed, and copies of which were provided, to the Purchasers. All of the Contractual Obligations to which the Company is a party, whether written or oral, which are material to the Condition of the Company, are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. The Company has not received notice of a default and is not in default under, or with respect to, any Contractual Obligation nor does any condition exist that with notice or lapse of time or both would constitute a material default by the Company thereunder. To the knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

     3.9   Title to Properties.  Except as set forth in Schedule 3.9, the
           -------------------                          ------------
Company and each of its Subsidiaries has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it.

 3.10  SEC Reports; Financial Condition.
       --------------------------------

       (a) The Company has filed all SEC Reports and has made available to the Purchasers each SEC Report. The SEC Reports of the Company, including any financial statements or schedules included or incorporated therein by reference,
(i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in light of the circumstances under which they were made, not misleading.

       (b) Each of the consolidated balance sheets of the Company and the related statements of income, stockholders' equity and cash flow, together with the notes thereto, which are included in or incorporated by reference into the SEC Reports of the Company (the "Financial Statements") fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments. As of the dates of the Financial Statements, neither the Company nor any of its consolidated Subsidiaries had any obligation, indebtedness or liability (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due), which was not reflected or reserved against in the balance sheets or the notes thereto which are part of the Financial Statements, except for those incurred in the ordinary course of business and which are fully reflected on the Company's books of account and which, individually or in the aggregate, would not materially and adversely affect the Condition of the Company.

     3.11  Taxes.  The Company has paid all federal taxes and all material
           -----
state, county, local, foreign and other taxes, including income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves
have been made in accordance with GAAP.   The Company has timely filed or caused
to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete. With respect to all Tax returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax. All provisions for Tax liabilities of the Company with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements.

     3.12  No Material Adverse Change; Ordinary Course of Business.  Since
           -------------------------------------------------------
March 31, 2000, except as fully disclosed in SEC Reports filed on or before July 31, 2000, there has not been:

           (a) any material adverse change in the Condition of the Company;

           (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Condition of the Company;

           (c) any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the Condition of the Company;

           (d) any change to a material Contractual Obligation by which the Company or any of its assets is bound or subject, other than in the ordinary course of business;

           (e) any material change in any compensation arrangement or agreement with any officer, director or stockholder;

           (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

           (g) any resignation or termination of employment of any officer or key employee of the Company;

           (h) any loans or guarantees made by the Company to or for the benefit of its officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

           (i) any material transaction in which the Company participated that is outside the ordinary course of business, including any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

           (j) any material change in the Company's accounting principles or practice except as required by reason of a change in GAAP;

           (k) any arrangement or commitment by the Company to do any of the things described in this Section 3.12.

     3.13  Investment Company.  The Company is not an "investment company"
           ------------------
within the meaning of the Investment Company Act of 1940, as amended.

     3.14  Private Offering.  No form of general solicitation or general
           ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other securities are so registered.

     3.15  Employees; Employee Compensation.
           --------------------------------

           (a) The Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Except as disclosed in SEC Reports filed on or before July 31, 2000, the Company is not a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

           (b) The SEC Reports filed on or before July 31, 2000 accurately disclose information required to be disclosed therein (including compensation data) concerning all current directors, officers, material employees and consultants of the Company.

     3.16  Labor Relations.  (a) The Company is not engaged in any unfair
           ---------------
labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company; (c) the Company is not a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company; and (e) no union organizing activities are taking place. To the knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate his, her or their employment with the Company. The Company has not taken any steps to terminate the employment of any officer, key employee or group of key employees.

     3.17  Employee Benefit Plans.  (a)  Neither the Company nor any of its
           ----------------------
Subsidiaries has any actual or contingent, direct or indirect, liability in respect of, or any obligation to contribute to, any employee benefit plan, policy, agreement or arrangement, whether written or oral, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed on Schedule 3.17 (collectively, the "Plans"). All
                                 -------------
of the Plans are in compliance with all applicable Requirements of Law. No Plan is a multiple employer plan (within the meaning of the Code or ERISA), or is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA), or provides for post-retirement welfare benefits or could be reasonably expected to result in any "excess parachute payment" (within the meaning of Section 280G of the Code).

           (b) Neither the Company nor any person who would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has within the preceding six years maintained or contributed to, or has had during such period the obligation to maintain or contribute to, or may have any liability with respect to, any plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA.

     3.18  Title to Assets.  The Company and each of its Subsidiaries owns and
           ---------------
has good, valid, and marketable title to all of its properties (excluding real property, which is addressed in Section 3.9) and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for Liens specifically described on the notes to the Financial Statements.

     3.19  Liabilities.  The Company does not have any direct or indirect
           -----------
obligation or liability (the "Liabilities") other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements and (b) Liabilities incurred since March 31, 2000 in the ordinary course of business.

     3.20  Intellectual Property.
           ---------------------

           (a)  (i)   The Company is the owner of all, or has the license or
right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intel-lectual Property") that are used in connection with its business as presently conducted or contemplated in its business plan, free and clear of all Liens.

                (ii) The Company has substantially performed all obligations imposed upon it under material Intellectual Property licenses under which the Company is either a licensor or licensee (other than off-the-shelf software licenses), and is not, nor to the knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the material Intellectual Property licenses under which the Company is either a licensor or licensee (other than off-the-shelf software licenses) are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing Date except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                (iii) To the best of the Company' knowledge, none of the Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

                (iv)  Except as set forth on Schedule 3.20(a)(iv), no litigation
                                             --------------------
is pending and no Claim has been made against the Company or, to the knowledge of the Company, is threatened, contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

     (b) Except as set forth on Schedule 3.20(b), to the knowledge of the
                                ----------------
Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

     (c) No former employer of any employee of the Company, and no current or former client of any consultant of the Company, has made a claim against the Company or, to the knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

     (d) Except as set forth on Schedule 3.20(d), the Company is not a party to
                                ----------------
or bound by any license or other agreement requiring the payment by the Company of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company.

     (e) To the knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company, except as required pursuant to the filing of patent applications related to such Trade Secrets by the Company and except where such disclosure could not reasonably be expected to have a material adverse effect on the Condition of the Company.

     (f) It is the policy of the Company that all employees of the Company with access to technical information execute and deliver proprietary invention agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company.

     (g) The Company has not used or authorized the use of the Customer Information, whether it obtained such Customer Information through the Company Website or otherwise, in an unlawful manner, or in a manner violative of the Company Privacy Policy or the privacy rights of its customers; the Company has not collected any Customer Information through the Company Website in an unlawful manner or in violation of the Company Privacy Policy, and the transactions contemplated by this Agreement will not violate the Company Privacy Policy or the privacy rights of its customers. The Company has adequate security measures in place to protect the Customer Information it receives through the Company Website and which it stores in its computer systems from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers. The Company represents to its customers on the Company Website that it assures complete security as to the protection of Customer Information.

              (h) The Company has conducted and continues to conduct as is commercially reasonable "year 2000" audits with respect to the Software which constitutes part of the products and services manufactured, marketed or sold by the Company or licensed by the Company to third parties, and the Company is not aware of any failure of such Software to be Year 2000 Compliant, which failure is reasonably likely to have a material adverse effect on the Company. The Company has used commercially reasonable efforts to obtain "year 2000"" certifications with respect to all third-party Software used in connection with the business or operations of the Company, including without limitation systems belonging to the Company's suppliers, service providers and customers. As used herein, "Year 2000 Compliant" means Software which can (a) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on date or portions of dates; (b) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century; (c) respond to two (2) digit year input in a way that resolves the ambiguity as to century in a disclosed and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century, in each case assuming that such Software receives properly formatted data from all other software or hardware with which it interacts.

        3.21  Manufacturing and Marketing Rights.  Neither the Company nor any
              ----------------------------------
of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market, or sell its products to any other Person and is not bound by any agreement that affects the Company's or each such Subsidiary's exclusive right to develop, manufacture, agreements entered into in the ordinary course of business.

     3.22  Potential Conflicts of Interest.  Except as set forth on Schedule
           -------------------------------                          --------
3.22, no officer or director of the Company, no spouse of any such officer or
----
director, and, to the knowledge of the Company, no relative of such spouse or of any such officer or director and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company has used, or that the Company will use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     3.23  Trade Relations.  There exists no actual or, to the knowledge of
           ---------------
the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries, or the business of the Company or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company's business are individually or in the aggregate material to the Condition of the Company, and there exists no present condition or state of fact or circumstances that would adversely affect the Condition of the Company or prevent the Company or any of its Subsidiaries from conducting such business relationships or such business with any such customer, supplier or group of customers or suppliers in the same manner as heretofore conducted by the Company or each Subsidiary.

     3.24  Insurance. The insurance policies held by or on behalf of the
           ---------
Company are valid and enforceable in accordance with their terms and are in full force and effect and cover the risks associated with the Company's business that are customarily insured against in the industry in such amounts as are customary in the industry. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement.

     3.25  Environmental Matters.  The Company and each of its Subsidiaries is
           ---------------------
in compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws.

     3.26  Broker's, Finder's or Similar Fees.  There are no brokerage
           ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

     Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as follows:

     4.1  Existence and Power.  Such Purchaser has full power and authority to
          -------------------
execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

     4.2  Authorization; No Contravention.  The execution, delivery and
          -------------------------------
performance by each of the Purchasers of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership action, if applicable, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, if applicable, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

     4.3  Governmental Authorization; Third Party Consents.  No approval,
          ------------------------------------------------
consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including the purchase of the Purchased

Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

     4.4  Binding Effect.  This Agreement has been, and as of the Closing Date
          --------------
each of the other Transaction Documents to which such Purchaser is a party will have been, duly executed and delivered by such Purchaser and this Agreement constitutes, and as of the Closing Date each of the Transaction Documents will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5  Purchase for Own Account.  The Purchased Shares and the Warrants to
          ------------------------
be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or Warrants or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect.

     4.6  Legends.  Such Purchaser agrees to the imprinting, so long as
          -------
required by law, of a legend on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares and Warrant Shares to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     4.7  Reliance Upon Purchaser Representations.  Such Purchaser understands
          ---------------------------------------
that the Purchased Shares are not, and any Common Stock acquired on conversion thereof and any Warrant Shares at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based in part on the Purchaser representations set forth herein.

     4.8  Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

     4.9  Accredited Investor.  Such Purchaser is an "Accredited Investor"
          -------------------
within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.


                                   ARTICLE V

                          COMPANY DELIVERY OBLIGATIONS
                          ----------------------------

     Promptly upon the execution of this Agreement, and in any event before the Closing Date:

     5.1  Secretary's Certificate.  The Company shall deliver to the
          -----------------------
Purchasers a certificate, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the Certificate of Incorporation and the By-laws, copies of which have been provided to the purchasers, and the attached copies of the resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

     5.2  Filing of Certificate of Designations.  The Company shall cause the
          -------------------------------------
Series A Certificate of Designations, Series B Certificate of Designations and Series C Certificate of Designations to be duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and shall deliver to the Purchasers evidence of such filings in form and substance reasonably satisfactory to the Purchasers.

     5.3  Registration Rights Agreement.  The Company shall duly execute and
          -----------------------------
deliver the Registration Rights Agreement.

     5.4  Opinion of Counsel.  The Company shall cause the Purchasers to
          ------------------
receive an opinion of Pillsbury Madison & Sutro LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit C.
                                             ---------

     5.5  Consents and Approvals.  The Company shall cause all consents,
          ----------------------
exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents to be obtained and be in full force and effect, and shall furnish the Purchasers with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.


                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     6.1  Indemnification.  Except as otherwise provided in this Article VII,
          ---------------
the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members, attorneys, accountants, and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; provided however, that if and to the extent that such indemnification is
-------- -------
unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the securities purchased hereunder below the Purchase Price hereof. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses

(including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an
                                        --------  -------
Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

     6.2  Notification.  Each Indemnified Party under this Article VII shall,
          ------------
promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided,
                                                                   --------
however, that any Indemnified Party may, at its own expense, retain separate
-------
counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however,
                                                              --------  -------
that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties in any one legal action or group of related legal actions and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or
                        --------  -------
anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

     6.3  Contribution.  If the indemnification provided for in this Article
          ------------
VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.1 and 6.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.


                                  ARTICLE VII

                      AFFIRMATIVE COVENANTS OF THE COMPANY
                      ------------------------------------

     The Company hereby covenants and agrees with the Purchasers as follows:

     7.1  SEC Filings and Press Releases.  Promptly upon their becoming
          ------------------------------
available, the Company shall deliver to the Purchasers copies of (i) all SEC Reports of the Company, (ii) all financial statements, reports, notices and proxy statements sent or made available by the Company to its security holders,
(iii) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission or any governmental or private regulatory authority, and (iv) all press releases and other statements made available by the Company to the public concerning material developments in the business the Company or any of its Subsidiaries.

     7.2  Shareholder Approval and Waiver.  As soon as possible after the date
          -------------------------------
hereof, but in no event later than November 30, 2000, the Company shall convene a meeting of shareholders for the purpose of obtaining shareholder approval (with the required majority or supermajority), including any and all approvals required by the applicable policies, rules or regulations of the NASDAQ, (i) to increase the registered capital of the Company which will be required upon the conversion of all authorized shares of the Series A Preferred Stock and the exercise of the Warrants and (ii) to approve the conversion by each of the Purchasers of their shares of Series B Preferred Stock into shares of Series A Preferred Stock in accordance with the terms and conditions set forth in the Series B Certificate of Designations (collectively, the "Approvals"). The Company agrees to use its reasonable best efforts to obtain such votes as may be required for the Approvals, including recommending to the stockholders to vote in favor of the Approvals and voting all shares for which the Company holds proxies (unless otherwise directed by the stockholders submitting such proxy), or is otherwise entitled to vote, in favor of the Approvals. The Company shall bear all expenses in connection with the holding of such meeting, including the costs and expenses of the preparation, filing and distribution of the proxy statement.

     7.3  Reservation of Common Stock.  Upon, and subject to, obtaining the
          ---------------------------
approval relating to the increase of authorized capital as set forth in Section 7.2, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, (i) solely for the purpose of issue or delivery upon conversion of the Series A Preferred Stock, as provided in the Series A Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion and (ii) the maximum number of Warrant Shares that may be issuable provided, however, that, if such approval is not obtained, the Company shall reserve the maximum number of Common Stock shares that are authorized and not otherwise reserved for as of the date hereof for such purpose. Such shares of Common Stock and Warrant Shares shall, upon such approval, be duly authorized and, when issued or delivered in accordance with the Certificate of Designations or the Warrants, as applicable, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock and Warrant Shares, in accordance with the terms of the Certificate of Designations or the Warrants, as applicable, and otherwise comply with the terms hereof and thereof.

     7.4  Most Favored Nation Clause.  If the Company issues additional shares
          --------------------------
of convertible preferred stock and/or warrants (or similar securities) within 180 days following the date of this Agreement and, in connection with such issuance, grants to any Person rights or terms that are in any manner more favorable to the holder(s) of such securities than the rights or terms granted to the Purchasers under this Agreement, the Certificate of Designations, the Warrants or the other Transaction Documents, then the applicable documentation shall, at the option of each Purchaser, be amended promptly to provide such Purchaser (or any permitted transferees of such Purchaser) with any of such more favorable terms as such Purchaser (or such transferees) elect to include therein, except that the following terms shall not be subject to amendment pursuant to this Section 7.4: (i) the initial conversion price of the Preferred Stock, if such amendment would stem solely from a change in the Market Price of the Company's Common Stock due to the fact that the issuance took place on a later date,

(ii) the initial exercise price of the Warrants, if such amendment would stem solely from a change in the Market Price of the Company's Common Stock due to the fact that the issuance took place on a later date, (iii) the mandatory redemption date of the Preferred Stock, and (iv) the expiration date of the Warrants.

     7.5  Books and Records.  The Company shall keep proper books of record
          -----------------
and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

     7.6  Inspection.  The Company shall permit representatives of the
          ----------
Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company; provided, however, that no such
                                               --------  -------
inspection, examination or inquiry, the failure to conduct same, nor any knowledge of any Purchaser, including any knowledge obtained by such Purchaser in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights Purchaser may have under any representation, warranty, covenant, term or agreement under any of the Transaction Documents.


                                  ARTICLE VIII

                    AFFIRMATIVE COVENANTS OF THE PURCHASERS
                    ---------------------------------------

     Each of the Purchasers hereby covenants and agrees, as to itself, with the other Purchasers and the Company that such Purchaser will vote any shares of Common Stock as to which such Purchaser has, directly or indirectly, the right to vote, in favor of the Approvals (unless such Purchaser is precluded from voting such shares pursuant to any state or federal securities laws or the NASDAQ rules and regulations).


                                   ARTICLE IX

                                   STANDSTILL

     Other than as set forth in the Transaction Documents, the Warrants and the Certificate of Designations, the Oak Hill Entities or any (i) Person who is a member of a group' with the Oak Hill Entities (as defined in, and pursuant to Rule 13d-5 of the Exchange Act) shall not, directly or indirectly, purchase or otherwise acquire any shares of Common Stock or other voting securities of the Company, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, without the approval of the Board of Directors. Such limitation shall last until the earlier of (i) three

(3) years from the Closing Date, (ii) such time that the Oak Hill Entities sell or otherwise dispose of their shares of Preferred Stock and the Warrants (or the shares of Common Stock into which they are convertible or exercisable, respectively), or (iii) a merger or consolidation of the Company with or into another Person(s), or the merger or consolidation of another Person(s) with or into the Company, in which the Company is not the surviving Person, or any merger, consolidation, tender offer or other business combination where the stockholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1  Survival of Representations and Warranties.  All of the
           ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing Date.

     10.2  Notices.  All notices, demands and other communications provided
           -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

           if to the Company:

           eGain Communications Corporation
           455 W. Maude Avenue
           Sunnyvale, California 94086
           Telecopy:
           Attention:  Chief Financial Officer

           with a copy to:

           Pillsbury Madison & Sutro LLP
           2550 Hanover Street
           Palo Alto, California 94304
           Telecopy:  (650) 233-4545
           Attention: Stanley F. Pierson, Esq.

           if to the Purchasers, to the addresses set forth on Schedule 10.2,

           with a copy to:

           Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, New York 10019-6064
           Telecopy:   (212) 757-3990
           Attention:  David K. Lakhdhir, Esq.

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          10.3 Successors and Assigns; Third Party Beneficiaries.  This
               -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of holders of a majority interest of the outstanding Preferred Stock. Except as otherwise provided herein, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          10.4 Amendment and Waiver.
               --------------------

               (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Oak Hill Entities, except that any such amendment, supplement, modification, waiver or consent which would adversely affect the rights of the Purchasers hereunder must also be approved in writing by the other Purchasers purchasing a majority of the Purchased Shares excluding the Purchased Shares purchased by the Oak Hill Entities, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          10.5 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, provided, however, that
                                                      --------  -------
such counterparts shall not be binding upon the parties hereto, unless and until all such counterparts are provided to the Company and the Company is signatory hereto.

          10.6   Headings.  The headings in this Agreement are for convenience
                 --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          10.7   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          10.8   Severability.  If any one or more of the provisions contained
                 ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          10.9   Rules of Construction.  Unless the context otherwise requires,
                 ---------------------
references to sections or subsections refer to sections or subsections of this Agreement.

          10.10  Entire Agreement.  This Agreement, together with the exhibits
                 ----------------
and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          10.11  Expenses.  The Company shall pay (or reimburse the Purchasers
                 --------
for) all costs and expenses (including the reasonable fees, disbursements and other charges of legal counsel) incurred with respect to the negotiation, execution, delivery and performance of this Agreement by the Company and the Purchasers; provided,
            --------
that the Company's obligation to pay (or reimburse) the Purchasers' costs and expenses shall not exceed $100,000.

          10.12  Publicity; Confidentiality  .  Except as may be required by
                 --------------------------
applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Purchasers or the business, technology and financial affairs of the Company, without prior approval by the other parties hereto; provided, however, that nothing in this
                                      --------  -------
Agreement shall restrict the parties from disclosing information (a) that is already publicly available, (b) that was known to such Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) if any announcement is required by law to be made by any party hereto, provided,
                                                                --------
however, that prior to making such announcement such party will deliver a draft
-------
of such announcement to the other parties and shall give the other parties an opportunity to comment thereon, (d) to the extent that a Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares in order to comply with any Requirement of Law, (e) to any of the Purchasers' or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel, or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents; and provided further, that the parties hereto and
                               -------- -------
their affiliates may disclose the aggregate amount and description of the Purchasers' investment in the Company. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

          10.13  Further Assurances.  Each of the parties shall execute such
                 ------------------
documents and perform such further acts (including obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          10.14 California Corporate Securities Law.  THE SALE OF THE
                -----------------------------------
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Securities Purchase Agreement on the date first written above.


                                             eGAIN COMMUNICATIONS CORPORATION


                                              By:_________________________
                                                  Name:
                                                  Title:
                                              OAK HILL CAPITAL PARTNERS, L.P.

                                              By: OHCP Genpar, L.P.

Aggregate Purchase Price:                     By: OHCP MGP, LLC


$_________________________                        By:_________________________
                                                  Name:
                                                  Title:
Aggregate Purchase Price:                     OAK HILL CAPITAL MANAGEMENT
                                              PARTNERS, L.P.


                                              By:_________________________
$_________________________                        Name:
                                                  Title:

                                              OAK HILL VENTURE FUND I, L.P.

                                              By: OHVF Genpar I, L.P.

Aggregate Purchase Price:                     By: OHVF MGP I, L.L.C.


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:


                                              FW INVESTORS V, L.P.

Aggregate Purchase Price:                     By:  FW Management II, L.L.C.


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:
Aggregate Purchase Price:

$_________________________                    _________________________
                                              Gunjan Sinha

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

Aggregate Purchase Price:                     Purchaser:


$_________________________                    By:_________________________
                                                  Name:
                                                  Title:

                                                                    Schedule 2.1
                                                                    ------------




              PURCHASED SHARES, WARRANT SHARES AND PURCHASE PRICE
              ---------------------------------------------------


             Purchaser                     Series A          Series B        Warrant Shares     Purchase
                                       Preferred Stock    Preferred Stock     (subject to        Price
                                                                              adjustment)
Oak Hill Capital Partners, L.P.             12.57             304.30          1,370,018        $31,687,500

Oak Hill Venture Fund I, L.P.                2.38              57.62            259,412        $ 6,000,000

FW Investors V, L.P.                         4.17             100.83            453,971        $10,500,000

Oak Hill Capital Management                  0.32               7.80             35,129        $   812,500
Partners, L.P.
Granite Private Equity III, LLC              3.37              81.63            367,500        $ 8,500,000

Deutsche Bank A.G.                           2.98              72.02            324,265        $ 7,500,000
London Branch
Halifax Fund L.P.                            1.98              48.02            216,176        $ 5,000,000

Societe Generale, Paris                      0.40               9.60             43,235        $ 1,000,000

Elliot Associates, L.P.                      1.98              48.02            216,176        $ 5,000,000

Westgate International, L.P.                 1.98              48.02            216,176        $ 5,000,000

David and Silke Henkel-Wallace               0.99              24.01            108,088        $ 2,500,000
Family Trust dated
November 8, 1999
Gunjan Sinha                                 1.98              48.02            216,176        $ 5,000,000

Total                                       35.11             849.89          3,826,322        $88,500,000

                                                                   Schedule 10.2




                   Purchaser                             Address

         Oak Hill Capital Partners, L.P.
         Oak Hill Venture Fund I, L.P.
         FW Investors V, L.P.
         Oak Hill Capital Management
         Partners, L.P.
         Granite Private Equity III, LLC
         Deutsche Bank A.G.
         London Branch
         Halifax Fund L.P.
         Societe Generale, Paris
         Elliot Associates, L.P.
         Westgate International, L.P.
         David and Silke Henkel-Wallace
         Family Trust dated
         November 8, 1999
         Gunjan Sinha

                         SECURITIES PURCHASE AGREEMENT


                                     among


                        eGAIN COMMUNICATIONS CORPORATION

                                      and

                          the Purchasers named herein



                         ______________________________

                          Dated as of August  8, 2000
                         ______________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE  I      DEFINITIONS                                                   1
          1.1   Definitions                                                   1

ARTICLE  II     PURCHASE AND SALE OF PREFERRED STOCK                          8
          2.1   Purchase and Sale of Preferred Stock                          8
          2.2   Certificate of Designations                                   8
          2.3   Closing Date                                                  8

ARTICLE  III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY                 8
          3.1   Corporate Existence and Power                                 8
          3.2   Authorization; No Contravention                               9
          3.3   Governmental Authorization; Third Party Consents              9
          3.4   Binding Effect                                                9
          3.5   Litigation                                                    9
          3.6   Compliance with Laws                                         10
          3.7   Capitalization                                               10
          3.8   No Default or Breach; Contractual Obligations                11
          3.9   Title to Properties                                          11
         3.10   SEC Reports; Financial Condition                             12
         3.11   Taxes                                                        12
         3.12   No Material Adverse Change; Ordinary Course of Business      13
         3.13   Investment Company                                           14
         3.14   Private Offering                                             14
         3.15   Employees; Employee Compensation                             14
         3.16   Labor Relations                                              14
         3.17   Employee Benefit Plans                                       15
         3.18   Title to Assets                                              15
         3.19   Liabilities                                                  15
         3.20   Intellectual Property                                        15
         3.21   Manufacturing and Marketing Rights                           17
         3.22   Potential Conflicts of Interest                              18
         3.23   Trade Relations                                              18
         3.24   Insurance                                                    18
         3.25   Environmental Matters                                        18
         3.26   Broker's, Finder's or Similar Fees                           19

                                                                            Page
                                                                            ----
ARTICLE  IV     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS             19
          4.1   Existence and Power                                          19
          4.2   Authorization; No Contravention                              19
          4.3   Governmental Authorization; Third Party Consents             19

          4.4   Binding Effect                                               19
          4.5   Purchase for Own Account                                     20
          4.6   Legends                                                      20
          4.7   Reliance Upon Purchaser Representations                      20
          4.8   Broker's, Finder's or Similar Fees                           20
          4.9   Accredited Investor                                          21

ARTICLE  V      COMPANY DELIVERY OBLIGATIONS                                 21
          5.1   Secretary's Certificate                                      21
          5.2   Filing of Certificate of Designations                        21
          5.3   Registration Rights Agreement                                21
          5.4   Opinion of Counsel                                           21
          5.5   Consents and Approvals                                       22

ARTICLE  VI     INDEMNIFICATION                                              22
          6.1   Indemnification                                              22
          6.2   Notification                                                 23
          6.3   Contribution                                                 23

ARTICLE  VII    AFFIRMATIVE COVENANTS OF THE COMPANY                         24
          7.1   SEC Filings and Press Releases                               24
          7.2   Shareholder Approval and Waiver                              24
          7.3   Reservation of Common Stock                                  25
          7.4   Most Favored Nation Clause                                   25
          7.5   Books and Records                                            25
          7.6   Inspection                                                   26

ARTICLE  VIII   AFFIRMATIVE COVENANTS OF THE PURCHASERS                      26

ARTICLE  IX     STANDSTILL                                                   26

ARTICLE  X      MISCELLANEOUS                                                27
         10.1   Survival of Representations and Warranties                   27
         10.2   Notices                                                      27
         10.3   Successors and Assigns; Third Party Beneficiaries            28
         10.4   Amendment and Waiver                                         28
         10.5   Counterparts                                                 28
         10.6   Headings                                                     29
         10.7   GOVERNING LAW                                                29
         10.8   Severability                                                 29
         10.9   Rules of Construction                                        29
         10.10  Entire Agreement                                             29
         10.11  Expenses                                                     29

         10.12  Publicity; Confidentiality                                   29
         10.13  Further Assurances                                           30
         10.14  California Corporate Securities Law                          30


EXHIBITS

A       Form of Warrant
B       Form of Certificate of Designations
C       Form of Pillsbury Madison & Sutro LLP Opinion